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Exhibit 8.1

[LETTERHEAD OF CARTER LEDYARD & MILBURN LLP]

March ___, 2007

Flagstone Reinsurance Holdings Limited
Crawford House
23 Church Street
Hamilton HM 11, Bermuda

Ladies and Gentlemen:

        We are delivering this opinion in connection with the Registration Statement on Form S-1 (File No. 333-138182) (as such has been and may thereafter be amended or supplemented, the "Registration Statement") filed by Flagstone Reinsurance Holdings Limited (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offering by the Company of 13,000,000 of the Company's Common Shares, $0.01 par value per share (the "Common Shares"), and up to 1,950,000 "Common Shares" solely to cover over-allotment options.

        We have reviewed the Registration Statement and have considered such aspects of United States law as we have deemed relevant for purposes of the opinion set forth below. We have assumed the accuracy and completeness of the factual information included in the Registration Statement, in particular regarding the current and proposed activities of the Company in the United States, and the conformity to authentic originals of all documents submitted to us as copies.

        Based upon and subject to the foregoing and to the conditions and limitations contained in the discussion in the Registration Statement, we hereby confirm that the legal statements contained in the Registration Statement under the headings "Material Tax Considerations—Taxation of the Company and Subsidiaries—United States" and "—Taxation of Shareholders—United States Taxation of Shareholders," insofar as such statements purport to summarize the U.S. federal income tax laws referred to therein, constitute our opinion.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the headings "Material Tax Considerations" and "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

            Very truly yours,

            Carter Ledyard & Milburn LLP

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  Exhibit 8.1